                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [_]

Check the appropriate box:
[_]  Preliminary proxy statement.       [_]   Confidential, For Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[_]  Definitive additional materials.
[_]  Soliciting material Under Rule 14a-12.

                           Triton PCS Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum value of transaction:

     (5)  Total fee paid:

     [_]  Fee previously paid with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [Triton Logo]



To the Stockholders of Triton PCS Holdings, Inc.

          You are cordially invited to attend the Annual Meeting of Stockholders of Triton PCS Holdings, Inc. to be held at Triton's Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, on Wednesday, May 9, 2001, at 2:00 p.m., local time.

          The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting.

          Please read the enclosed Notice of Annual Meeting and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card, even if you plan to attend the Annual Meeting.

                                 Sincerely,

                                 /s/ Michael E. Kalogris

                                 Michael E. Kalogris
                                 Chairman and Chief Executive Officer



Berwyn, Pennsylvania
April 2, 2001

                           TRITON PCS HOLDINGS, INC.
                               1100 Cassatt Road
                          BERWYN, PENNSYLVANIA 19312
                                (610) 651-5900

                                ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2001

                                ---------------

To the Stockholders of Triton PCS Holdings, Inc.:

          The Annual Meeting of the holders of Class A common stock of Triton PCS Holdings, Inc. ("Triton") will be held at Triton's Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, on Wednesday, May 9, 2001, at 2:00 p.m., local time, for the following purposes:

              1.  To elect two Class II directors;

              2. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as Triton's independent auditors; and

              3.  To amend Triton's 1999 Stock and Incentive Plan.

          The Board of Directors has fixed March 26, 2001 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of Class A common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as set forth in the Proxy Statement.

          This Proxy Statement, the proxy card and Triton's Annual Report to Stockholders are being mailed on or about April 2, 2001.

                       By Order of the Board of Directors,

                       /s/ David D. Clark

                       David D. Clark
                       Corporate Secretary



Berwyn, Pennsylvania
April 2, 2001




--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

                           TRITON PCS HOLDINGS, INC.
                               1100 Cassatt Road
                           BERWYN, PENNSYLVANIA 19312
                                 (610) 651-5900

                                ---------------
                                PROXY STATEMENT
                      2001 Annual Meeting of Stockholders
                                ---------------

Solicitation of Proxies

          The Board of Directors of Triton PCS Holdings, Inc. ("Triton") is furnishing this Proxy Statement to solicit proxies for use at Triton's 2001 Annual Meeting of Stockholders, to be held on Wednesday, May 9, 2001, at 2:00 p.m., local time, at Triton's Corporate Headquarters, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choices specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below.

          This Proxy Statement and the enclosed proxy card are being first sent for delivery to stockholders of Triton on or about April 2, 2001. Triton will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses for sending proxy materials to their principals.

          The shares of Class A common stock represented by valid proxies Triton receives in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed written proxy cards not later revoked. Voting your proxy by mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

               (1) FOR the election of the Board of Directors' nominees for
                   Class II directors;

               (2) FOR the ratification of the appointment of
                   PricewaterhouseCoopers LLP as Triton's independent auditors; and

               (3) FOR the amendment of Triton's 1999 Stock and Incentive Plan.

          If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.

Voting Securities

          Triton's one outstanding class of voting securities is its Class A common stock, par value $0.01 per share. As of March 26, 2001, there were outstanding 57,752,370 shares of Class A common stock. Only holders of record of shares of Class A common stock at the close of business on March 26, 2001, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.

          Each share of Class A common stock is entitled to one vote. The presence in person or by proxy of holders of record of a majority of the shares entitled to vote generally will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a majority of the votes entitled to be cast by the issued and outstanding Class A common stock present at the Annual Meeting in person or by proxy, and entitled to vote, is required for the election of Class II directors, the ratification of the appointment of independent auditors and the amendment of Triton's 1999 Stock and Incentive Plan.

          Stockholders may cast their votes in favor of the election of Class II directors, the ratification of the appointment of the auditors or the amendment of Triton's 1999 Stock and Incentive Plan or may withhold authority to vote for one or more director nominees, withhold authority to vote for auditors or withhold authority to vote for the amendment of Triton's 1999 Stock and Incentive Plan. Stockholders withholding authority will be deemed present at the Annual Meeting for the purpose of determining whether a quorum has been constituted, but votes withheld will have no effect on the outcome of the vote. Broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved. A broker non-vote occurs when a nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Accordingly, broker non-votes have no effect on the outcome of a vote on the applicable proposal.

Voting by Proxy

          Any proxy duly given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy (i) by written notice to the Corporate Secretary of Triton at Triton's principal executive offices, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, (ii) by a later-dated proxy signed and returned by mail before the Annual Meeting or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

                         ELECTION OF CLASS II DIRECTORS

                                (Proposal No. 1)

          The Board of Directors presently consists of seven members. Triton's Second Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes, as nearly equal in number as possible. Each director will serve a three-year term, and one class will be elected at each year's annual meeting of stockholders. The term of the Class I directors will expire at the 2003 Annual Meeting, the term of the Class II directors will expire at the 2001 Annual Meeting, and the term of the Class III directors will expire at the 2002 Annual Meeting, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified.

          Because the term of the Class II directors expires this year, the stockholders will vote upon the election of two Class II directors at the Annual Meeting. The Board of Directors has nominated John D. Beletic and William W. Hague for Class II directors. Mr. Hague was selected as a Class II director nominee by AT&T Wireless PCS LLC pursuant to Triton's Second Restated Certificate of Incorporation.

          Unless otherwise directed in the proxy, the persons named in the enclosed proxy, or the persons' substitute, will vote the proxy for the election of the persons nominated by the Board of Directors below as Class II directors for a three-year term and until their respective successors are elected and qualified. The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, any of the nominees is unable or unwilling to serve as a director of Triton, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Board of Directors.

                        Name                            Age    Position
-----------------------------------------------------  ------  --------
Nominees for Election to Serve as Directors
-----------------------------------------------------
Until the 2004 Annual Meeting
-----------------------------------------------------
John D. Beletic......................................      49  Director
William W. Hague.....................................      45  Director

Present Directors Elected to Serve Until
-----------------------------------------------------
the 2002 Annual Meeting
-----------------------------------------------------
Michael E. Kalogris..................................      51  Chairman of the Board of Directors and Chief
                                                               Executive Officer
Steven R. Skinner....................................      58  President, Chief Operating Officer and Director
John W. Watkins......................................      39  Director

-----------------------------------------------------
Present Directors Elected to Serve Until
-----------------------------------------------------
the 2003 Annual Meeting
-----------------------------------------------------
Scott I. Anderson....................................      42  Director
Arnold L. Chavkin....................................      49  Director

     John D. Beletic has served as a Director of Triton since February 1998. Mr. Beletic currently serves as Chairman and Chief Executive Officer of WebLink Wireless, Inc., which he joined in March 1992. He also serves as a director of Tessco Technologies Inc., iPass Inc. and the Personal Communication Industry Association.

     William W. Hague was appointed as a Director of Triton on April 28, 2000 by AT&T Wireless PCS LLC and previously served as a Director of Triton from February 1998 through January 1999. Mr. Hague serves as the Senior Vice President, Corporate Development, Mergers and Acquisitions at AT&T Wireless Services, Inc., which he joined in 1995. Prior to joining AT&T Wireless and beginning in 1992, he acted as Director of Legal Affairs and Human Resources at Western Wireless, Inc.

     Michael E. Kalogris has served as Chairman of the Board of Directors and as Chief Executive Officer of Triton since its inception. Mr. Kalogris was previously the Chairman of Triton Cellular Partners, L.P., which specialized in acquiring and operating rural cellular properties. The assets of Triton Cellular Partners, L.P. were sold in 2000 for approximately $1.24 billion.
Prior to Triton Cellular Partners, L.P., Mr. Kalogris was President and Chief Executive Officer of Horizon Cellular Group, which he joined on October 1, 1991. Under Mr. Kalogris's leadership, Horizon Cellular Group became the fifth-largest independent cellular company in the United States, specializing in suburban markets and small cities encompassing approximately 3.2 million potential customers and was sold for approximately $575.0 million. Prior to joining Horizon Cellular Group, Mr. Kalogris served as President and Chief Executive Officer of Metrophone, a cellular carrier in Philadelphia, the nation's fourth-largest market. Mr. Kalogris is a member of the board of directors of the Cellular Telecommunications Industry Association and serves on its Executive Committee and Public Policy Council. He is also a member of the advisory board of Waller Capital Media Partners and the board of directors of Paoli Hospital.

     Steven R. Skinner has served as President and Chief Operating Officer and as a Director of Triton since its inception. Mr. Skinner previously served as the Vice President of Operations and Chief Operating Officer of Horizon Cellular Group beginning in January of 1994. From March 1992 through December 1993, Mr. Skinner served as Vice President of Acquisitions for Horizon Cellular Group. From January 1991 to March 1992, he served as a consultant in the area of cellular acquisitions to Norwest Venture Capital Management, Inc. and others. From August 1987 to January 1991, he served as President and General Manager of Houston Cellular Telephone Company. Prior to joining Houston Cellular, he served as a General Manager of Cybertel, Inc., a non-wireline carrier serving St. Louis. Mr. Skinner was a member of the advisory board of Triton Cellular Partners, L.P. and has also been active in the National CellularOne Group, most recently acting as Chairman of the Advisory Committee.

     John W. Watkins has served as a Director of Triton since February 1998. Mr. Watkins serves as a director of Affinity Internet, Advanced TelCom Group, Kelmscott Communications and Western Integrated Networks. Mr. Watkins manages private equity investment activities in the communications industries. He is a Managing General Partner of Telegraph Hill Communications Partners, L.P. Previously, Mr. Watkins was a Managing Director and an officer of J.P. Morgan Capital Corporation.

          Scott I. Anderson has served as a Director of Triton since February 1998. He is currently a member of the board of directors of TeleCorp PCS, Wireless Facilities, Inc. and Telephia, Inc. and a principal of Cedar Grove Partners, LLC and Cedar Grove Investments. Mr. Anderson was previously Senior Vice President for Acquisitions and Development at AT&T Wireless Services, Inc., formerly McCaw Cellular Communications, Inc., which he joined in 1986, and a director of Horizon Cellular Group.

          Arnold L. Chavkin has served as a Director of Triton since February 1998. Mr. Chavkin was previously a member of the advisory board of Triton Cellular Partners, L.P. and is currently a director of American Tower Corporation, Encore Acquisition Partners, Inc., Crown Media Holdings, R&B Falcon Corporation, Carrizo Oil and Gas, TIW (Asia), HDFC Bank in India and Better Minerals & Aggregates Co. He also serves on the Advisory Investment Boards of Richina Group, the Indian Private Equity Fund and the Asia Development Partners Fund. Mr. Chavkin has been a General Partner of J.P. Morgan Partners (formerly Chase Capital Partners) since January 1992. Prior to joining Chase Capital Partners, he was a member of Chemical Bank's merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

Security Ownership of Management and Certain Beneficial Owners

          The following table sets forth, as of March 26, 2001, the number of shares of Class A common stock beneficially owned by (i) each current director,
(ii) each current executive officer, (iii) all current directors and executives officers as a group and (iv) each of Triton's stockholders who, based on Triton's records, was known to Triton to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Class A common stock.

                                                                                            Percentage of Voting
                                                                 Number of Voting Shares     Shares Beneficially
Name and Address of Beneficial Owner (1)                            Beneficially Owned              Owned
--------------------------------------------------------------  --------------------------  ---------------------
Michael E. Kalogris...........................................       2,990,750 (7)                          5.18%
Steven R. Skinner.............................................       1,806,558 (8)                          3.13
David D. Clark................................................         349,541 (9)                             *
Stephen J. McNulty............................................         199,050(10)                             *
Daniel E. Hopkins.............................................          91,473(11)                             *
William A. Robinson...........................................          69,723(12)                             *
Glen Robinson.................................................         128,473(13)                             *
Scott I. Anderson.............................................          45,643(14)                             *
John D. Beletic...............................................          56,343(15)                             *
Arnold L. Chavkin (2).........................................             ___                               ___
William W. Hague (3)..........................................             ___                               ___
John W. Watkins...............................................             ___                               ___
J.P. Morgan Partners (23A SBIC), LLC (2) (4)..................      11,409,614                             19.76
J.P. Morgan SBIC LLC (4)......................................       1,821,585(16)                          3.15
Desai Capital Management Incorporated (5).....................      11,067,439(17)                         19.16
First Union Affordable Housing Community
     Development Corporation (6)..............................       3,793,561(18)                          6.57
AT&T Wireless PCS LLC (3).....................................      12,504,720(19)                         17.80
All directors and executive officers as a group (12 persons)..       5,737,554                              9.93%

__________
*    Represents less than 1%.
(1) Unless otherwise indicated, the address of each person listed in this table is c/o Triton Management Company, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.
(2) Mr. Chavkin is a vice president of CB Capital Investors, Inc. and a general partner of J.P. Morgan Partners. Mr. Chavkin disclaims beneficial ownership of any shares held by such entity, except to the extent of his pecuniary interest therein. Effective January 1, 2000, (i) J.P. Morgan Partners (23A SBIC), LLC (formerly know as CB Capital Investors, LLC) became the successor to CB Capital Investors, L.P., (ii) CB Capital

     Investors, Inc. became the managing member of J.P. Morgan Partners (23A
     SBIC), LLC and (iii) J.P. Morgan Partners (formerly Chase Capital Partners) became the manager, by delegation, of J.P. Morgan Partners (23A SBIC), LLC pursuant to an advisory agreement with CB Capital Investors, Inc. The address of CB Capital Investors, LLC is c/o J.P. Morgan Partners, 380 Madison Avenue, New York, New York 10017.
(3) Mr. Hague is Senior Vice President, Corporate Development, Mergers and Acquisitions at AT&T Wireless Services, Inc., an affiliate of AT&T Wireless PCS LLC. Mr. Hague disclaims beneficial ownership of any shares held by such entity. The address of AT&T Wireless Services and AT&T Wireless PCS LLC is 7277 164th Avenue, N.E., Redmond, Washington 98052.
(4) J.P. Morgan SBIC LLC is the successor to J.P. Morgan Investment Corporation. J.P. Morgan Partners (23A SBIC), LLC, J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. are subsidiaries of J.P. Morgan Chase & Co., which is the successor of the merger of The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated completed on December 31, 2000.
(5) The address of Desai Capital Management Incorporated is 540 Madison Avenue, New York, New York 10022.
(6) The address of First Union Affordable Housing Community Development Corporation is One First Union Center, 301 S. College Street, 12th Floor, Charlotte, North Carolina 28288.
(7) Includes 546,084 shares of Class A common stock held by Mr. Kalogris as trustee under an amended and restated common stock trust agreement for management employees and independent directors, dated June 26, 1998, under which Triton will distribute Class A common stock to management employees and independent directors. 854,718 of the 2,444,666 shares of Class A common stock directly held by Mr. Kalogris are subject to forfeiture in accordance with Mr. Kalogris' employment agreement. 279 shares of Class A common stock held by Mr. Kalogris were purchased under Triton's Employee Stock Purchase Plan.
(8) 641,038 of the 1,806,558 shares of Class A common stock are subject to forfeiture according to the terms of Mr. Skinner's employment agreement.
(9) 204,216 of the 349,541 shares of Class A common stock are subject to forfeiture according to the terms of letter agreements, dated as of February 4, 1998 and August 9, 1999, between Triton and Mr. Clark.
(10) 142,563 of the 199,050 shares of Class A common stock are subject to forfeiture according to the terms of letter agreements, dated as of January 11, 1999, August 9, 1999 and August 15, 2000, between Triton and Mr. McNulty. 279 shares of Class A common stock held by Mr. McNulty were purchased under Triton's Employee Stock Purchase Plan.
(11) 55,000 of the 91,473 shares of Class A common stock are subject to forfeiture according to the terms of letter agreements, dated as of July 15, 1999 and November 9, 2000, between Triton and Mr. Hopkins.
(12) 61,250 of the 69,723 shares of Class A commons stock are subject to forfeiture according to the terms of letter agreements, dated as of June 30, 1999 and August 15, 2000, between Triton and Mr. W. Robinson.
(13) Includes 53,473 shares of Class A common stock held directly by Mr. G. Robinson's spouse. Mr. G. Robinson disclaims beneficial ownership of any shares held by his spouse. 75,000 of the 128,473 shares of Class A common stock are subject to forfeiture according to the terms of a letter agreement, dated as of May 23, 2000, between Triton and Mr. G. Robinson.
(14) Mr. Anderson is a principal of Cedar Grove Partners, LLC. He disclaims beneficial interest of the 23,000 shares of Class A common stock owned directly by Cedar Grove Partners, LLC, except to the extent of his pecuniary interest therein.
(15) Includes 800 shares of Class A common stock held directly by Mr. Beletic's daughter. Mr. Beletic disclaims beneficial ownership of any shares held by his daughter.
(16) Includes 86,620 shares of Class A common stock held by Sixty Wall Street SBIC Fund, L.P., an affiliate of J.P. Morgan SBIC LLC and J.P. Morgan Partners (23A SBIC), LLC. The address for Sixty Wall Street SBIC is 60 Wall Street, New York, New York 10260. J.P. Morgan SBIC LLC also owns 8,210,827 shares of Class B non-voting common stock.
(17) Consists of 5,951,372 shares of Class A common stock held by Private Equity Investors III, L.P. and 5,116,067 shares of Class A common stock held by Equity-Linked Investors-II, each an affiliate of Desai Capital Management. The address for Private Equity Investors III and Equity-Linked Investors-II is 540 Madison Avenue, 38th Floor, New York, New York 10022.

(18) Includes 475,351 shares held by certain affiliates of First Union Affordable Housing Community Development Corporation.
(19) Consists of 543,683.47 shares of Series D preferred stock convertible into 12,504,720 shares of Class A common stock. Shares of Series D preferred stock are convertible into an equivalent number of shares of Series C preferred stock at any time, and shares of Series C preferred stock are convertible into shares of Class A common stock or Class B non-voting common stock at any time.

Board of Directors

     The Board of Directors met five times in 2000.

Audit Committee of the Board of Directors

     General
     -------

     The Audit Committee met four times in 2000. The current members of the Audit Committee are Mr. Anderson, as chairman, Mr. Chavkin and Mr. Hague. The Audit Committee satisfies the current rules of the National Association of Securities Dealers regarding the independence of Audit Committee members. Triton is evaluating the composition of the Audit Committee under the new independence standards of the NASD that become mandatory as of June 14, 2001. Each member of the Audit Committee is an outside director, and two of the members of the Audit Committee are independent directors under the new NASD rules.

     The functions of the Audit Committee include recommending to the Board of Directors the appointment of Triton's independent accountants; reviewing with the independent accountants and Triton's internal auditors their annual audit plans; reviewing management's plans for engaging the independent accountants to perform management advisory services; discussing with management, the independent accountants and the internal auditors the adequacy of Triton's internal controls and financial reporting process; monitoring significant accounting and reporting issues; and monitoring compliance with Triton's policies relating to ethics and conflicts of interest. Both the independent accountants and the internal auditors have unrestricted access to the Audit Committee, including the opportunity to meet with the Audit Committee alone.

     Audit Committee Report
     -----------------------

     The Audit Committee operates under a written charter adopted by the Triton Board of Directors. The written charter has been attached as Appendix A to this Proxy Statement. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of Triton's independent accountants.

     Management is responsible for Triton's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Triton's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees).

     Triton's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee discussed with the independent accountants the firm's independence.

     Based upon the Audit Committee's review and discussions with management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Triton's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

     The Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of non-audit services to Triton is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

     Scott I. Anderson
     Arnold L. Chavkin
     William W. Hague

     Audit Fees
     ----------

     The aggregate fees billed for professional services rendered for the audit of Triton's annual financial statements for 2000 and the reviews of the financial statements included in Triton's quarterly reports on Form 10-Q for 2000 were $115,000.

     Financial Information Systems Design and Implementation Fees
     ------------------------------------------------------------

     The aggregate fees billed for financial information systems design and implementation rendered by PricewaterhouseCoopers LLP for 2000 were $44,000.

     All Other Fees
     --------------

     The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for 2000 were $231,000.

Compensation Committee of the Board of Directors

     General
     -------

     The Compensation Committee met twice in 2000. The current members of the Compensation Committee are Mr. Beletic, as chairman, Mr. Chavkin and Mr. Watkins.

     The functions of the Compensation Committee include overseeing the administration of Triton's compensation policies and practices; establishing and administering the compensation plans of members of senior management and authorizing any adjustments thereto; administering Triton's Stock and Incentive Plan and authorizing all awards granted thereunder; administering Triton's Employee Stock Purchase Plan; and reporting annually to the stockholders of Triton on matters concerning the compensation of executives of Triton.

     Compensation Committee Report on Executive Compensation
     -------------------------------------------------------

     The Compensation Committee consists of three non-employee directors. The Compensation Committee regularly reviews Triton's executive compensation policies and practices and establishes the salaries of executive officers.

     Executive Compensation Policy. The Compensation Committee's executive compensation policy is founded on principles that guide Triton in establishing all its compensation programs. Triton designs compensation programs to attract, retain and motivate highly talented individuals at all levels of the organization. In addition, the programs are designed to be cost-effective and to treat all employees fairly. To that end, all programs, including those for executive officers, share these characteristics:

     . Compensation is based on the level of job responsibility, individual performance and Triton's performance. Members of senior management have a greater portion of their pay based on Triton's performance than other employees.

     . Compensation also reflects the value of the job in the marketplace. To retain its highly skilled work force, Triton strives to remain competitive with the pay of other highly respected employers who compete with Triton for talent.

     . To align the interests of employees with those of stockholders, Triton provides employees at all levels of the organization the opportunity for equity ownership through various Triton programs. In addition, executive officers and other key employees have the opportunity to build more substantial equity ownership through Triton's stock plans.

     . Compensation programs are developed and administered to foster the long-term focus required for success in the wireless communications industry.

     The Compensation Committee believes that Triton's executive compensation program reflects the principles described above and provides executives strong incentives to maximize Triton's performance and therefore enhance shareholder value. The program consists of both annual and long-term components. The Compensation Committee believes that the executive compensation program should be considered as a whole in order to properly assess whether it is attaining its objectives.

     In establishing total compensation, the Compensation Committee considers various measures of Triton's historical and projected performance, including revenues, operating results, new market launches, meeting network build-out schedules and cost budgets and implementation of information technology services. These data form the basis for the Compensation Committee's assessment of the overall performance and prospects of Triton that underpin the Compensation Committee's judgment in establishing total compensation ranges. In evaluating these factors the Compensation Committee assigns them relative weighted values.

     Triton also retains independent compensation and benefits consultants to assist in evaluating executive compensation programs. The use of independent consultants provides additional assurance that Triton's programs are reasonable and appropriate to Triton's objectives.

     Components to Executive Compensation.

     .  Annual Cash Compensation.  Annual cash compensation for 2000 consisted
        ------------------------
        of two components: base salary and a cash bonus. Base salaries and cash bonuses are determined with reference to Triton and individual performance for the previous year, internal relativity and market conditions, including pay at the wireless communications companies of like size and stature to Triton and general inflationary trends. Assessment of individual performance includes considerations of a person's impact on financial performance as well as judgment, creativity, effectiveness in developing subordinates and a diverse organization, and contributions to improvement in the quality of Triton's products, services and operations. As noted above, Triton uses the data from companies of like size and stature as well as other market data to test for reasonableness and competitiveness of base salaries but also exercises subjective judgment in view of Triton's compensation objectives.

     .  Long-Term Incentive Compensation.  Long-term incentive awards
        --------------------------------
        typically are granted to provide executive officers with a competitive long-term incentive opportunity and an identity of interest with Triton. Long-term incentives generally will be provided under Triton's Stock and Incentive Plan, which is administered by the Compensation Committee. Triton's Stock and Incentive Plan affords the Compensation Committee the flexibility of offering long-term incentive awards in the form of incentive stock options, nonqualified stock options and restricted stock. The intent of such awards is to provide the recipient with an incentive to perform at levels that will result in better performance by Triton and enhanced stock value. To date, no stock options have been awarded under Triton's Stock and Incentive Plan.

     Chief Executive Officer Compensation. The executive compensation policy described above was applied in establishing the 2000 compensation for Mr. Kalogris, with the basic compensation levels as determined pursuant to an employment agreement between Mr. Kalogris and Triton, dated February 4, 1998, as amended. Mr. Kalogris participated in the same executive compensation plans available to Triton's other executive officers.

          In 2000, Mr. Kalogris had a base salary of $391,757. On the basis of Triton's performance versus established goals and Mr. Kalogris's individual performance, the Board of Directors determined that an annual cash bonus of $385,000 had been earned in 2000.

     Tax Deductibility Considerations. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Compensation Committee believes that doing so would be consistent with the best interests of stockholders. As such, long-term incentive compensation awards, particularly stock option awards, generally are designed to meet the requirements for deductibility under Section 162(m).

     John D. Beletic
     Arnold L. Chavkin
     John W. Watkins

Compensation of Directors

          The members of the board of directors receive compensation of $10,000 per year, plus $1,000 for each meeting they attend in person and $500 for each meeting they attend via conference call. Independent and management directors may also receive shares of Class A common stock that may, from time to time, be awarded to them under Triton's Stock and Incentive Plan.

Executive Officers

          The executive officers of Triton who are not directors are set forth below. Executive officers of Triton are elected by the Board of Directors at the meeting of the Board of Directors held immediately following the annual meeting of stockholders to hold office until the next succeeding meeting of the Board of Directors held immediately following the annual meeting of stockholders. In the event of the failure to elect executive officers at the annual meeting of the Board of Directors, executive officers may be elected at any regular or special meeting of the Board of Directors. Each executive holds office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

     David D. Clark, 36, has served as Executive Vice President, Chief Financial Officer and Secretary of Triton since its inception. Mr. Clark served as Chief Financial Officer of Triton Cellular Partners, L.P. from inception through April 2000. Before joining Triton, he was a Managing Director at Furman Selz L.L.C. specializing in communications finance, which he joined in February 1996. Prior to joining Furman Selz, Mr. Clark spent over ten years at Citibank N.A. and Citicorp Securities Inc. as a lending officer and a high yield finance specialist.

     Stephen J. McNulty, 47, has served as Senior Vice President of Sales and Marketing of Triton and President of SunCom since January 2001 and as President and General Manager of Triton's Mid-Atlantic region from July 1998 through December 2000. Before joining Triton, he was Vice President Central/West Operations with United States Cellular in Chicago, Illinois. Mr. McNulty previously served as Vice President of Marketing for ALLTEL Communications from February 1994 to May 1997.

     Daniel E. Hopkins, 36, has served as Senior Vice President of Finance and Treasurer of Triton since July 1998. Mr. Hopkins served as Treasurer for Triton Cellular Partners, L.P., from July 1998 through April 2000. From May 1994 until joining Triton, he was a Vice President at PNC Bank, where he focused primarily on the financing of telecommunications ventures. Mr. Hopkins has over ten years of banking experience, primarily in the areas of Communications Finance and Acquisitions/Leveraged Finance.

     Glen Robinson, 42, has served as Senior Vice President of Technology of Triton since January 2001 and as Senior Vice President of Engineering and Information Technology from April 2000 through December 2000. Before joining Triton, Mr. Robinson served as Chief Technology Officer of Triton Cellular Partners, L.P. from July 1998 through March 2000 and served as Director or Technical Operations for AT&T Wireless' Philadelphia OCS and Pittsburgh Cellular Markets from September 1994 through June 1998. Mr. Robinson has over twenty years of progressive telecommunications experience, primarily in the area of engineering.

     William A. Robinson, 34, has served as Senior Vice President of Operations of Triton since January 2001 and as Vice President and Controller from March 1998 through December 2000. Before joining Triton, Mr. Robinson served as Director, Financial Reporting for Freedom Chemical Company from June 1997 through March 1998 and Director, Financial Analysis, Planning & Budgeting for Centeon L.L.C. from December 1995 through June 1997.

Executive Compensation

                           Summary Compensation Table

                                                             Annual Compensation
                                                         ---------------------------
                                                                                        Restricted Stock       All Other
         Name                  Principal Position         Year     Salary    Bonus         Awards (1)       Compensation (2)
-----------------------  ------------------------------  -------  --------  --------  --------------------  -----------------------
Michael E. Kalogris      Chairman of the Board of        2000     $391,757  $385,000                    __                  $ 2,376
                         Directors and Chief Executive   1999     $373,967  $350,000           $   792,942                  $ 5,204
                         Officer                         1998     $350,000  $350,000           $11,959,963                  $   102


Steven R. Skinner        President, Chief Operating      2000     $274,519  $275,000                    __                  $ 5,364
                         Officer and Director            1999     $267,236  $250,000           $   594,707                  $ 5,204
                                                         1998     $225,000  $225,000           $ 8,969,973                  $ 2,102

David D. Clark           Executive Vice President,       2000     $220,038  $220,000                    __                  $ 5,364
                         Chief Financial Officer and     1999     $208,231  $200,000           $ 2,957,471                  $ 5,204
                         Secretary                       1998     $190,000  $190,000           $ 3,334,260                  $ 2,081


Stephen J. McNulty       Senior Vice President of        2000     $182,795  $176,000           $ 3,316,931                  $37,270
                         Sales and Marketing and         1999     $168,554  $176,000           $ 2,166,243                  $ 5,204
                         President of SunCom             1998     $ 79,800  $100,000                    __                  $11,939


Glen Robinson            Senior Vice President of        2000(3)  $ 96,923  $ 78,750           $ 3,483,000                  $   114
                         Technology

__________
(1) Consists of 1,348,011, 361,742 and 146,424 restricted shares of Triton's Class A common stock awarded during 1998, 1999 and 2000, respectively, that vest over a five-year period commencing on the date of grant with an aggregate value of $45,748,123, $12,276,619 and $4,969,265, respectively, based upon the closing sales price of the Class A common stock on December 31, 2000. A significant portion of these shares remain subject to forfeiture at December 31, 2000. See "Security Ownership of Management and Certain Beneficial Owners." Mr. Kalogris' and Mr. Skinner's awards vest as follows: 10% vested as of February 4, 1998, 5% vested during 1999 in connection with the completion of Phase I of Triton's network build-out and 17% vest per year for five years beginning February 4, 1999. A portion of Mr. Clark's and Mr. McNulty's awards vest as follows: 20% per year for five years beginning February 4, 1999, and the balance of their awards vest as follows: 20% per year for five years beginning August 9, 2000. Notwithstanding the vesting schedules set forth above, all restricted shares vest in specified circumstances constituting a change of control.

(2) Reflects matching contributions to the Triton PCS Holdings, Inc. 401(k) plan made on behalf of the named executive officers above during 2000, and insurance premiums paid by Triton during the same period for term life insurance secured for the benefit of Triton's executive officers, as follows: Mr. Kalogris $7,262 and $420, respectively; Mr. Skinner $12,450 and $420, respectively; Mr. Clark $12,229 and $420, respectively; Mr. McNulty $11,850 and $420, respectively; and Mr. Robinson $0 and $114, respectively. It also reflects payment of relocation expenses incurred by Mr. McNulty during 1998 and 2000 in the amount of $10,237 and $31,906, respectively.

(3) Reflects compensation earned by Mr. Robinson from date of hire, April 1, 2000, through December 31, 2000.

        Several executive officers were issued shares of restricted stock in connection with the consummation of Triton's joint venture with AT&T Wireless, the Norfolk acquisition, the Myrtle Beach acquisition and the license exchange with AT&T Wireless. In addition, several executive officers were issued restricted stock under the amended and restated common stock trust agreement for management employees and independent directors dated June 26, 1998. 546,084 shares, or .95% of Triton's total outstanding Class A common stock, is currently held in trust under this common stock trust agreement of which Michael E. Kalogris is the trustee. The trustee is required to distribute stock from the trust to management employees and independent directors as directed in writing by executive management with the authorization of the Compensation Committee of the Board of Directors. Triton's Compensation Committee determines at its discretion which persons shall receive awards and the amount of such stock awards. Triton's Stock and Incentive Plan governs the shares and letter agreements previously issued and to be issued from the trust established pursuant to the common stock trust agreement.

Employment Agreements

        Michael E. Kalogris. On February 4, 1998, Triton entered into an employment agreement with Michael E. Kalogris, Chairman of Triton's Board of Directors and Chief Executive Officer. Mr. Kalogris' employment agreement has a term of five years unless the agreement is terminated earlier by either Mr. Kalogris or Triton. Mr. Kalogris may terminate his employment agreement:

     . at any time at his sole discretion upon 30 days' prior written notice;
       and

     . immediately, upon written notice for good reason, which includes:

       (a) if there is a change of control, as defined in the employment agreement;

       (b) if Mr. Kalogris is demoted, removed or not re-elected as Chairman of Triton's Board of Directors. However, so long as Mr. Kalogris remains a member of Triton's Board of Directors and Triton's Chief Executive Officer, it is not considered good reason if Mr. Kalogris is no longer Chairman of Triton's Board of Directors;

       (c) there is a material diminishment of Mr. Kalogris' responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

       (d) Triton fails to pay or provide benefits to Mr. Kalogris when due and does not cure that failure within 10 days of receiving written notice of that failure;

       (e) Triton relocates its principal offices more than 30 miles from Malvern, Pennsylvania without the consent of Mr. Kalogris; or

       (f) Triton purports to terminate Mr. Kalogris for cause for any reason other than those permitted as for cause reasons under the employment agreement.

     Triton may terminate Mr. Kalogris' employment agreement:

     . at any time, upon written notice, without cause at Triton's sole discretion;

     . for cause; or

     . upon the death or disability of Mr. Kalogris.

     If Mr. Kalogris terminates the employment agreement for good reason other than due to a change of control, or Triton terminates the employment agreement without cause, Mr. Kalogris is entitled to receive the following severance benefits:

     .  $1.0 million;

     . up to an additional $0.5 million if he is unable to secure employment in a senior executive capacity by the second anniversary of the date of termination;

     .  the vesting of some of his unvested shares as follows:

       (a) if the termination occurs between February 4, 2001 and February 3, 2002, 25% of the unvested shares will vest; and

       (b) if the termination occurs after such period, none of the unvested shares will vest.

       Triton will also allow Mr. Kalogris to participate in all health, dental, disability and other benefit plans maintained by Triton for a period of two years following the date of termination of the employment agreement.

       If Mr. Kalogris' employment is terminated on or after the initial five-year term of the employment agreement or due to Triton's failure to renew the agreement, Triton will pay him a severance benefit in the amount of his base salary at that time. Mr. Kalogris' employment agreement provides for an initial annual base salary of $350,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on Triton's performance. Mr. Kalogris is also entitled to acquire shares of Triton's Class A common stock under a stock purchase plan that may be created under the terms of the employment agreement and is required to invest 30% of any amounts he receives on account of an annual bonus in excess of 50% of his base salary toward the purchase of such shares.

       In the event of any change of control, regardless of whether Mr. Kalogris terminates the employment agreement, all of his previously unvested shares will vest immediately.

       Steven R. Skinner. On February 4, 1998, Triton entered into an employment agreement with Steven R. Skinner, Triton's President and Chief Operating Officer. The employment agreement has a term of five years unless terminated earlier by either Mr. Skinner or Triton. Mr. Skinner may terminate his employment agreement:

     .  at any time at his sole discretion upon 30 days' prior written notice;
        and

     .  immediately, upon written notice for good reason, which includes:

       (a) if there is a change of control, as defined in the employment agreement;

       (b) if Mr. Skinner is demoted;

       (c) there is a material diminishment of Mr. Skinner's responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

       (d) Triton fails to pay or provide benefits to Mr. Skinner when due and does not cure that failure within 10 days of receiving written notice of that failure;

       (e) Triton relocates its principal offices more than 30 miles from Malvern, Pennsylvania without the consent of Mr. Skinner; or

       (f) Triton purports to terminate Mr. Skinner for cause for any reason other than those permitted as for cause reasons under the employment agreement.

       Triton may terminate the employment agreement:

       .  at any time, upon written notice, at Triton's sole discretion;

       .  for cause; or

       .  upon the death or disability of Mr. Skinner.

     If Mr. Skinner terminates the employment agreement for good reason other than due to a change of control, or Triton terminates the employment agreement without cause, Mr. Skinner is entitled to receive the following severance benefits:

       .  $675,000;

       . up to an additional $337,500 if he is unable to secure employment in a senior executive capacity by the second anniversary date of the termination of the agreement;

       .  the vesting of some of his unvested shares as follows:

          (a) if the termination occurs between February 4, 2001 and February 3, 2002, 25% of the unvested shares will vest; and

          (b) if the termination occurs after such period, none of the unvested shares will vest.

       Triton will also allow Mr. Skinner to participate in all health, dental, disability and other benefit plans maintained by Triton for a period of two years following the date of termination of the agreement.

     If Mr. Skinner's employment is terminated on or after the initial five-year term of the employment agreement or due to Triton's failure to renew the employment agreement, Triton will pay Mr. Skinner a severance benefit in the amount of his base salary at that time. Mr. Skinner's employment agreement provides for an initial annual base salary of $225,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on Triton's performance. Mr. Skinner is also entitled to acquire shares of Triton's Class A common stock under a stock purchase plan that may be created under the terms of the employment agreement and is required to invest 30% of any amounts he receives on account of an annual bonus in excess of 50% of his base salary toward the purchase of such shares.

     In the event of any change of control, regardless of whether Mr. Skinner terminates the employment agreement, all of his previously unvested shares will vest immediately.

Performance Graph
                           TRITON PCS HOLDINGS, INC.

                                                             10/27/99  12/99   12/00
                                                             --------  ------  -----
       Triton PCS Holdings, Inc.                               $  100  $  253  $189
       Nasdaq Stock Market                                     $  100  $  145  $ 87
       Nasdaq Telecommunications                               $  100  $  133  $ 57

*  $100 INVESTED ON 10/27/99 IN STOCK OR INDEX--
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

Compensation Committee Interlocks and Insider Participation

     The members of Triton's Compensation Committee include Mr. Chavkin, who is a general partner of J.P. Morgan Partners (formerly Chase Capital Partners) and Mr. Watkins, who was a managing director and officer of J.P. Morgan Capital Corporation during 2000. See "Certain Relationships and Related Transactions" for a description of various transactions between affiliates of these entities and Triton.

Certain Relationships and Related Transactions

     Triton is a party to the following agreements with management and its principal stockholders.

  The Stockholders' Agreement
  ----------------------------

     General.   Triton has entered into an amended and restated stockholders'
agreement, dated as of October 27, 1999, with AT&T Wireless PCS, its initial institutional investors, which Triton refers to as the cash equity investors, and certain of Triton's current and former executive officers. Additional management stockholders and the independent directors have also agreed to be bound by the provisions of the stockholders' agreement in connection with the issuance to them of Triton's capital stock. The agreement covers matters in connection with Triton's management and operations and the sale, transfer or other disposition of Triton's capital stock.

     Board of Directors.   A board of directors divided into three classes and
consisting of seven persons governs Triton. Actions of the board of directors require the affirmative vote of a majority of the entire board, although some transactions require a higher vote. The stockholders who are party to Triton's stockholders' agreement, other than J. P. Morgan SBIC LLC, have agreed that they will vote their shares together to elect as two of Triton's seven directors the nominees selected by Triton's cash equity investors and, so long as AT&T Wireless PCS has the right to nominate a director under Triton's certificate of incorporation, to elect AT&T Wireless PCS's nominee.

     Representatives of AT&T Wireless PCS and several cash equity investors also have the right to attend each meeting of the board of directors as observers, provided that they continue to own a certain amount of Triton's capital stock.
A majority of disinterested directors must approve any transactions between Triton and its stockholders, except for transactions under the stockholders', license, roaming and resale agreements described in this section and arm's-length agreements with AT&T Wireless and its affiliates.

     Restrictions on Transfer; Rights of First Offer.   The stockholders'
agreement imposes restrictions with respect to the sale, transfer or other disposition of Triton's capital stock held under the terms of the agreement. Stockholders holding shares of common stock may only transfer their shares of common stock after complying with rights of first offer and first negotiation granted to specified parties to the stockholders' agreement. Additionally, holders of common stock and Series D preferred stock may transfer those shares at any time to an affiliated successor or an equity investor affiliate, and the cash equity investors may transfer or otherwise dispose of any of those shares held by them to any other cash equity investor.

     AT&T Wireless PCS may not transfer or dispose of any of its shares of Series D preferred stock at any time other than to an affiliated successor. In addition, each stockholder who is a party to the stockholders' agreement has agreed, subject to some exceptions, not to transfer or otherwise dispose of any shares of Triton's capital stock to any of the three largest carriers of telecommunications services that as of February 4, 1998 constituted interexchange services, other than AT&T Wireless PCS and other specified wireless carriers.

     Registration Rights.   The stockholders' agreement grants certain demand
and piggyback registration rights to the stockholders. The following stockholders may, subject to the restrictions on transfer described above, cause an underwritten demand registration, subject to customary proportionate cutback and blackout restrictions, so long as registration is reasonably expected to result in aggregate gross proceeds of at least $10.0 million to such stockholder:

     .  AT&T Wireless PCS;

     . any stockholder or group of stockholders beneficially owning shares of Series C preferred stock or common stock, if the sale of the shares to be registered is reasonably expected to result in aggregate gross proceeds of at least $25.0 million; or

     . certain management stockholders beneficially owning at least 50.1% of the shares of common stock then beneficially owned by all such management stockholders together.

     In addition to the demand registration rights, any stockholder may, subject to the restrictions on transfer described above, piggyback on a registration by Triton, other than registrations on Forms S-4 or S-8 of the Securities Act, subject to customary proportionate cutback restrictions. The demand and piggyback registration rights and obligations survive until February 4, 2018.

     Rights of Inclusion.   In the event of a proposed sale by any stockholder
to any person other than an affiliated successor that would constitute 25% or more of the aggregate outstanding Series C preferred stock and common stock on a fully-diluted basis, excluding the Series A preferred stock, the other stockholders have the right to participate in any such proposed sale by exercising such right within 30 days after receipt of a notice informing them of such proposed sale. The purchaser may either purchase all stock offered by all stockholders electing to participate in such sale, or the purchaser may purchase stock from stockholders electing to participate in such sale on a pro-rata basis up to the aggregate dollar amount offered by the purchaser to the initial selling stockholder.

     In an investors' agreement, the cash equity investors have agreed that cash equity investors holding 66 2/3% or more of Triton's Class A common stock and Class B non-voting common stock held by the cash equity investors, in the aggregate, who propose to sell their shares of common stock may require the other cash equity investors to also participate in any such sale. As a result, such cash equity investors may have the effective right to sell control of Triton.

     Exclusivity.   The stockholders have agreed that during the term of the
stockholders' agreement, none of the stockholders nor their respective affiliates will provide or resell, or act as the agent for any person offering, within the territory defined in the stockholders' agreement, wireless mobility telecommunications services initiated or terminated using time division multiple access technology and frequencies licensed by the FCC. However, AT&T Wireless PCS and its affiliates may:

     .  resell or act as agent for Triton;

     . provide or resell wireless telecommunications services to or from specific locations; and

     . resell wireless telecommunications services for another person in any area where Triton has not yet placed a system into commercial service.

     AT&T Wireless PCS must provide Triton with prior written notice of its intention to engage in resales for another person, and only dual band/dual mode phones may be used in connection with the resale activities. Additionally, with respect to the markets listed on the roaming agreement, Triton and AT&T Wireless have agreed to cause their respective affiliates in their home carrier capacities to program and direct the programming of customer equipment so that the other party, in its capacity as the serving carrier, is the preferred roaming provider in such markets. Each party also agrees to refrain from inducing any of its customers to change programming.

     Build-Out.   Triton is required to:

     . ensure compatibility of its personal communications services systems with the majority of systems in the southeastern region of the United States;

     . satisfy the FCC construction requirements in the territory defined in the stockholders' agreement;

     .  offer various core service features with respect to its systems;

     . cause its systems to comply with AT&T Wireless's time division multiple access quality standards; and

     . refrain from providing or reselling interexchange services, other than interexchange services under its FCC licenses or that Triton procures from AT&T Wireless.

     If Triton materially breaches any of the foregoing operational obligations or if AT&T Wireless PCS or its affiliates discontinues the use of time division multiple access digital technology and adopts a new technology standard in a majority of its U.S. markets and Triton declines to adopt the new technology, AT&T Wireless PCS may terminate its exclusivity obligations.

     Certain Transactions.   In the event of a merger, consolidation, asset
acquisition or disposition or other business combination involving AT&T and an entity that:

     . derives from telecommunications businesses annual revenues in excess of $5.0 billion;

     . derives less than one-third of its aggregate revenues from the provision of wireless telecommunications; and

     . owns FCC licenses to offer and does offer wireless mobility telecommunications services serving more than 25% of the potential customers within the territory defined in the stockholders' agreement,

AT&T Wireless will have the right, upon written notice, to terminate substantially all of its exclusivity obligations described above in a portion of the territory in which the other party owns an FCC license to offer commercial mobile radio service. However, upon such a termination, Triton has the right to cause AT&T Wireless PCS to exchange into shares of Series B preferred stock:

     .  all of the shares of its Series A preferred stock;

     . all of the shares of its Series D preferred stock, its Series C preferred stock or any common stock it may have received upon conversion of its Series D preferred stock into any one of them.

     In the event that AT&T is required in any such transaction to dispose of any of its personal communications services systems in the Charlotte, North Carolina, Atlanta, Georgia, Baltimore, Maryland/Washington, D.C. or Richmond, Virginia basic trading areas, Triton has certain marketing rights. AT&T has agreed, for a period of 180 days, to jointly market with any of its applicable markets any of Triton's personal communications services systems that are located within the major trading areas that include the applicable AT&T basic trading areas. Triton's right is exercisable at any time within the period commencing with the date of the announcement by AT&T of any such transaction and terminating on the later of six months after consummation of the transaction and the date by which AT&T is required under applicable law to dispose of any such system.

     Without the prior written consent of AT&T Wireless PCS, Triton and its subsidiaries may not effect any sale of substantially all the assets or liquidation, merger or consolidation of Triton or any of its subsidiaries or engage in any business other than permitted businesses. There are limited exceptions to this provision.

     Acquisition of Cellular Licenses.   Triton may acquire cellular licenses
that the board of directors has determined are demonstrably superior alternatives to construction of a personal communications services system in the applicable area within the territory, provided that:

     . a majority of the cellular potential customers are within the territory defined in the stockholders' agreement;

     . AT&T and its affiliates do not own commercial mobile radio service licenses in the area; and

     . Triton's ownership of the cellular license will not cause AT&T or any affiliate to be in breach of any law or contract.

     Equipment, Discounts and Roaming.   At Triton's request, AT&T Wireless PCS
will use all commercially reasonable efforts to assist Triton in obtaining discounts from any vendor with whom Triton is negotiating for the purchase of any infrastructure equipment or billing services and to enable Triton to become a party to the roaming agreements between AT&T Wireless PCS and its affiliates which operate other cellular and personal communications services systems so long as AT&T Wireless PCS, in its sole discretion, does not determine such activities to be adverse to its interests.

     Resale Agreements.   At AT&T Wireless PCS's request, Triton will enter into
resale agreements relating to the territory defined in the stockholders' agreement. The rates, terms and conditions of service that Triton provides shall be at least as favorable to AT&T Wireless PCS, taken as a whole, as the rates, terms and conditions provided by Triton to other customers.

     Subsidiaries.   All of Triton's subsidiaries must be direct or indirect
wholly-owned subsidiaries.

     Amendments.   Amendments to the stockholders' agreement require the consent of the following stockholders:

     . a majority of the shares of each class of capital stock held by the parties to the stockholders' agreement, including AT&T Wireless PCS;

     . two-thirds of the common stock beneficially owned by the cash equity investors; and

     . 60.1% of the common stock beneficially owned by the management stockholders.

However, in the event any party to the stockholders' agreement ceases to own any shares of capital stock, the party ceases to be a party to the stockholders' agreement and his or her corresponding rights and obligations terminate.

     Termination.   The stockholders' agreement terminates upon the earliest to occur of:

     .  the written consent of each party to the agreement;

     .  February 4, 2009; and

     .  one stockholder beneficially owning all of the shares of common stock.

However, certain provisions of the agreement expire on February 4, 2008, and some consent rights of AT&T Wireless PCS expire if it fails to own a specified amount of capital stock.

  License Agreement
  ------------------

     Under the terms of a network membership license agreement, dated as of February 4, 1998, between AT&T and Triton, AT&T has granted Triton a royalty-free, non-exclusive, limited right and license to use various licensed marks solely in connection with specified licensed activities, as described below.
The licensed marks include the logo containing the AT&T and globe design and the expression Member, AT&T Wireless Services Network. The licensed activities include:

     . the provision to end-users and resellers, solely within the territory specified in the agreement, of communications services on frequencies licensed to Triton for commercial mobile and radio service provided in accordance with the AT&T agreements; and

     .  marketing and offering the licensed services within the territory.

     The license agreement also grants Triton the right and license to use the licensed marks on permitted mobile phones.

     AT&T has agreed not to grant to any other person a right or license to provide or resell, or act as agent for any person offering, the communications services Triton is offering within the territory under the licensed marks except to:

     . any person who resells, or acts as Triton's agent for, licensed services provided by Triton, or

     . any person who provides or resells wireless communications services to or from specific locations such as buildings or office complexes, even if the applicable subscriber equipment being used is capable of routine movement within a limited area and even if such subscriber equipment may be capable of obtaining other telecommunications services beyond that limited area and handing-off between the service to the specific location and those other telecommunications services.

In all other instances, except as described above, AT&T reserves for itself the right to use the licensed marks in connection with its provision of services, whether within or without the territory.

     The license agreement contains numerous restrictions with respect to Triton's use and modification of any of the licensed marks. Triton is obligated to use commercially reasonable efforts to cause all licensed services that use the licensed marks to be of comparable quality to the licensed services AT&T markets and provides in areas comparable to Triton's licensed territory, taking into account the relative stage of development of the areas and other factors. The license agreement also sets forth specific testing procedures to determine compliance with these standards and affords Triton a grace period to cure any instances of alleged noncompliance. Following the cure period, Triton must cease using the licensed marks until Triton is in compliance.

     Triton may not assign or sublicense any of its rights under the license agreement. However, the license agreement may be, and has been, assigned to Triton's lenders under Triton's credit facility. After the expiration of any applicable grace and cure periods under the credit facility, Triton's lenders may enforce Triton's rights under the license agreement and assign the license agreement to any person with AT&T's consent.

     The license agreement has a five-year term, expiring February 4, 2003, which renews for an additional five-year period if neither party terminates the agreement. The license agreement may be terminated at any time in the event of Triton's significant breach, including Triton's misuse of any licensed marks, Triton's license or assignment of any of the rights in the license agreement, Triton's failure to maintain AT&T's quality standards or if Triton experiences a change of control. After the initial five-year term, in the event AT&T Wireless PCS converts any shares of Series A preferred stock into common stock in connection with the stockholders' agreement, the license agreement terminates on the later of two years from the date of such conversion and the then existing expiration date of the license agreement. After the initial five-year term, AT&T may also terminate the license agreement upon the occurrence of specified transactions. See "--The Stockholders' Agreement--Certain Transactions."

  Roaming Agreement
  ------------------

     Under an intercarrier roamer service agreement, dated as of February 4, 1998, between AT&T Wireless, on behalf of its affiliates, and Triton, AT&T Wireless and Triton agreed to provide wireless mobility radiotelephone service for registered customers of the other party's customers when they are out of their home carrier's geographic area and in the geographic area where the serving carrier, itself or through affiliates, holds a license or permit to construct and operate a wireless mobility radio-telephone system and station. Each home carrier whose customers receive service from a serving carrier shall pay the serving carrier 100% of the wireless service charges and 100% of the pass-through charges, such as toll or other charges. The roaming rate charges to AT&T Wireless for its customers roaming onto Triton's network will decline over the next several years. In addition, on or after September 1, 2005, the parties may renegotiate the rate from time to time.

     The roaming agreement has a term of 20 years expiring February 4, 2018, unless a party terminates earlier due to:

     .  the other party's uncured breach of any term of the roaming agreement;

     .  the other party's voluntary liquidation or dissolution; or

     . the FCC's revocation or denial of the other party's license or permit to provide commercial mobile radio service.

     Neither party may assign or transfer the roaming agreement or any of its rights under the agreement except to an assignee of all or part of its license or permit to provide commercial mobile radio service, provided that the assignee expressly assumes all or the applicable part of the assigning party's obligations under the agreement.

  Resale Agreement
  -----------------

     Under the terms of the stockholders' agreement, Triton is required at AT&T Wireless PCS's request to enter into a resale agreement in an agreed-upon form. Under the resale agreement, AT&T Wireless will be granted the right to purchase and resell on a nonexclusive basis access to and usage of Triton's services in the territory. AT&T Wireless will pay Triton the charges, including usage and roaming charges, associated with services it requests under the agreement. Triton will retain the continuing right to market and sell its services to customers and potential customers.

     The resale agreement will have a term of 10 years and will renew automatically for successive one-year periods unless either party elects to terminate the agreement. Following the eleventh anniversary of the agreement, either party may terminate with 90 days' prior written notice. Furthermore, AT&T Wireless may terminate the agreement at any time for any reason on 180-days' written notice.

     Under the terms of the stockholders' agreement, Triton has agreed that the rates, terms and conditions of service, taken as a whole, that it provides to AT&T Wireless under the resale agreement shall be at least as favorable as, or if permitted by applicable law, superior to, the rates, terms and conditions of service, taken as a whole, to any other customer. Triton will design the rate plan it will offer under the resale agreement to result in a discounted average actual rate per minute of use AT&T Wireless pays for service at least 25% below the weighted average actual rate per minute that Triton bills its customers generally for access and air time.

     Neither party may assign or transfer the resale agreement or any of its rights thereunder without the other party's prior written consent, which will not be unreasonably withheld, except:

     .  to an affiliate of that party at the time of the agreement's execution;

     .  by Triton to any of its operating subsidiaries; and

     . to the transferee of a party's stock or substantially all of the party's assets, provided that all FCC and other necessary approvals have been received.

  Other Agreements with AT&T Wireless PCS
  ---------------------------------------

     Triton and AT&T Wireless PCS, from time to time, provide certain other services to each other, including referring each other to national accounts, providing development and engineering services related to network build-out and providing marketing assistance for certain services. Such services are provided at agreed rates, which are generally based upon market rates.

  Other Related Party Transactions
  ---------------------------------

     J.P. Morgan Partners (23A SBIC), LLC, J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P., which together own approximately 22.91% of Triton's Class A common stock, are subsidiaries of J.P. Morgan Chase

& Co. In addition, J.P. Morgan SBIC LLC owns 8,210,827 shares of Triton's Class B non-voting common stock. J.P. Morgan Chase & Co. is the successor of the merger of The Chase Manhattan Corporation and J.P. Morgan & Co. completed on December 31, 2000. Arnold L. Chavkin, a director of Triton, is an officer of J.P. Morgan Partners (23A SBIC), LLC, and John W. Watkins, also a director of Triton, was an officer of J.P. Morgan SBIC LLC during 2000.

     Affiliates of J.P. Morgan Chase & Co. have performed various financial advisory, investment banking and commercial banking services from time to time for Triton and its affiliates, including acting as an initial purchaser for the offering of Triton PCS, Inc.'s 9 3/8% senior subordinated notes due in 2011 and participating as a lender and agent under Triton's credit facility.

     An affiliate of First Union Affordable Housing Community Development Corporation, which beneficially owns approximately 6.57% of Triton's capital stock, served as an underwriter and received underwriter fees in connection with Triton's equity offering completed in February 2001.

     Under an agreement between Triton Cellular, Inc., an entity affiliated with Triton through management overlap and shared lease facilities, and Triton, allocations for management services rendered by some of Triton's management employees on behalf of Triton Cellular and allocations for shared lease facilities are charged to Triton Cellular. Those allocations totaled $196,000 during 2000. We no longer perform these services in 2001.

     On February 3, 1998, Triton PCS, Inc. entered into a credit agreement to establish a $425.0 million senior secured bank credit facility. The agreement was amended and restated on September 22, 1999 and on September 14, 2000. The amount of credit available to Triton PCS under the facility has been increased to $750.0 million. An affiliate of First Union Affordable Housing Community Development Corporation, which beneficially owns approximately 6.57% of Triton's Class A common stock, serves as lender under the credit facility, and an affiliate of J.P. Morgan Chase & Co., which beneficially owns approximately 22.91% of Triton's Class A common stock, serves as lender and agent under the credit facility. Each of the lenders and agent under the credit facility has received and will continue to receive customary fees and expenses in connection with the credit facility. For the year ended December 31, 2000, an affiliate of First Union Affordable Housing Community Development Corporation received approximately $882,347 in its capacity as lender under such facility, and an affiliate of J.P. Morgan Chase & Co. received approximately $1,759,558 in its capacity as lender and agent under such facility.

     Triton has entered into letter agreements with several of its management employees and with Triton's independent directors. Under the letter agreements, these individuals were issued shares of Triton's Class A common stock that generally vest at 20% per year over a five-year period.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires Triton's executive officers and directors and persons who own more than 10% of Triton's Class A common stock to file reports of ownership and changes in ownership of Triton's Class A common stock with the Securities and Exchange Commission.
Based solely on a review of copies of such reports and written representations from the reporting persons, Triton believes that from January 2000 through the date of this Proxy Statement, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, except that Mr. Hague filed his initial report of beneficial ownership on Form 3 late.

                       Selection of Independent Auditors

                                (Proposal No. 2)

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as Triton's independent auditors for the year ending December 31, 2001. Effective July 16, 1999, Triton engaged PricewaterhouseCoopers LLP as its independent accountants. KPMG LLP had been Triton's independent accountants prior to July 16, 1999. The decision to change independent accounts was approved by Triton's Board of Directors. During the period of coverage from March 6, 1997, the date of inception, through December 31, 1997, the year ended December 31, 1998 and the subsequent interim period through July 16, 1999, there were no disagreements with KPMG regarding any matters with respect to accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report. KPMG's report on Triton's financial statements did not contain an adverse opinion or disclaimer of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles. Prior to July 16, 1999, Triton had not consulted with PricewaterhouseCoopers LLP on any items which involved Triton's accounting principles or the form of an audit opinion to be issued on Triton's financial statements.

  Ratification of the appointment of PricewaterhouseCoopers LLP shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of Triton's Class A common stock present or represented by proxy and entitled to vote at the Annual Meeting.

  A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

            ADOPTION OF AMENDMENTS TO THE TRITON PCS HOLDINGS, INC.
                         1999 STOCK AND INCENTIVE PLAN

                                (Proposal No. 3)

  The Board of Directors has amended the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan to increase the number of shares of Triton's Class A common stock reserved for issuance under the Stock and Incentive Plan. This amendment is subject to the approval of the stockholders of Triton at the Annual Meeting.

Plan Administration

     The purpose of the Stock and Incentive Plan is to align the interests of employees with those of stockholders by providing incentives to certain employees of Triton in the form of equity-based compensation. The Stock and Incentive Plan is administered by the Compensation Committee of the Board of Directors. Awards under the Stock and Incentive Plan may be made to employees and directors. The Compensation Committee has sole discretion, subject to the limitations under the Stock and Incentive Plan, to determine the individuals to whom awards will be made, the amounts and types of awards to be made, and the terms, conditions and limitations applicable to each award.

Types and Number of Awards Under the Plan

     As previously approved, the Stock and Incentive Plan permits awards relating to up to 3,454,494 shares of Class A common stock of Triton. The Board of Directors has approved, subject to the approval of the stockholders, an additional 1,500,000 shares of Triton's Class A common stock to be reserved for issuance under the Stock and Incentive Plan. This would provide for a total share authorization of 4,954,494 shares. No individual may be granted more than 1,000,000 shares in any given year.

     All of the share totals described above will be adjusted by the Compensation Committee in its discretion to reflect any change in the number of shares of Class A common stock due to any stock dividend, stock split, combination, recapitalization, merger, spin-off, or similar corporate transaction.

Restricted Stock

     The Compensation Committee may authorize awards of restricted stock. Restricted stock awards are ordinarily made for no consideration other than services rendered or to be rendered, unless determined otherwise by the Compensation Committee. Restricted stock is common stock that is non-transferable and subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the employee terminates employment during the restricted period, then the restricted stock will be forfeited.

Options

     While options are authorized under the Stock and Incentive Plan, to date, the Compensation Committee has not made any stock option awards. The exercise price of any stock option awarded under the Stock and Incentive Plan will be determined by the Compensation Committee. Employees may exercise an option by making payment in any manner specified by the Compensation Committee.

     Stock options will become exercisable when they have vested. Vesting schedules will be established at the discretion of the Compensation Committee and will be set forth in an agreement or notice of award. No stock option may be exercised more than 10 years after the date of grant.

Federal Income Tax Consequences of Options

     The grant of a stock option under the Stock and Incentive Plan will not have any immediate effect on the federal income tax liability of Triton or the employee. If the Compensation Committee grants an employee a non-qualified stock option, then the employee will recognize ordinary income at the time he or she exercises the option in an amount equal to the difference between the fair market value of the common stock and the exercise price, and Triton will receive a deduction for the same amount.

     If the Compensation Committee grants an incentive stock option, the employee generally will not recognize any taxable income at the time he or she exercises the incentive stock option, but will recognize income at the time he or she sells the common stock acquired by exercise of the incentive stock option. Upon sale of the common stock acquired upon exercise of the incentive stock option, the employee will recognize income equal to the difference between the exercise price and the amount received upon sale, and such income generally will be eligible for capital gain treatment. Triton generally is not entitled to an income tax deduction in connection with an incentive stock option. However, if the employee sells the common stock either within two years of the date of the grant, or within one year of the date of the exercise of the incentive stock option, then the option is treated for federal income tax purposes as if it were a non-qualified stock option; the income recognized by the employee will not be eligible for capital gain treatment and Triton will be entitled to a federal income tax deduction equal to the amount of income recognized by the employee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Other Matters

  Management does not know of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the Proxy.

Annual Report On Form 10-K

     Triton will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of Triton's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and financial statement schedule information included therein, as filed with the Securities and Exchange Commission on March 16, 2001.

Submission of Stockholder Proposals

  The Second Amended and Restated Bylaws of Triton generally require notice of
(i) any proposal to be presented by any stockholder or (ii) the name of any person to be nominated by any stockholder for election as a director of Triton at a meeting of the stockholders to be delivered to or mailed and received by the Corporate Secretary of Triton at Triton's principal executive offices. Notice must be received by the Corporate Secretary not less than 60 or more than 90 days prior to the date of the annual meeting. Accordingly, failure by a stockholder to act in compliance with the notice provisions will mean that the stockholder will not be able to nominate directors or propose new business.

  Any stockholders who intend to present proposals at the 2002 Annual Meeting of Stockholders, and who wish to have such proposals included in Triton's Proxy Statement for the 2002 Annual Meeting, must ensure that such proposals are received by the Corporate Secretary of Triton not later than December 9, 2001. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Triton's 2002 proxy materials.

                              By Order of the Board of Directors,

                              /s/ David D. Clark

                              David D. Clark
                              Corporate Secretary

Berwyn, Pennsylvania
April 2, 2001

                                                                      Appendix A
                                                                      ----------

            Charter of the Audit Committee of the Board of Directors
--------------------------------------------------------------------------------

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports provided by the Company to the public; the Company's systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

          Review and appraise the audit effort of the Company's independent accountants.

          Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors, each of whom shall be independent directors, as determined by the Board that are free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Committee. All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, and at least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background.

     The members of the Committee shall be elected by the Board at any annual, regular or special organizational meeting of the Board and shall serve on the Committee until they resign or their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III.  MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the manager of the internal auditing department, and the independent accountants, in separate executive sessions, to discuss privately the Company's performance and practices. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Company's interim financial statements.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     (1) Annually review and reassess the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

     (2) Annually review and approve the selection of the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Committee and the entire Board for such accountant's audit of the financial statements of the Company.
          On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence with respect to the Company.

     (3)  Oversee independence of the accountants by:

          . receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1;

          . reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

          . recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence with respect to the Company.

     (4) Annually review the engagement of the independent auditors, including the scope, extent and procedures of the audit and other services provided, and the compensation to be paid therefor.

     (5) Review and approve all professional services provided to the Company by its independent auditors and any of its affiliates and consider the possible effect of such services on the independence of such auditors.

     (6) Request the independent auditors to provide an annual (and from time to time as necessary if specific issues arise) overview of key industry accounting and financial reporting issues/practices that are material to the Company and discuss with such auditors the Company's practices in those areas.

     (7) Discuss with management and the independent auditors any changes to the accounting and reporting principles and practices applied by the Company in preparing its financial statements. Discuss any material regulatory, litigation or tax matters that may impact financial statements.

     (8) Review with the senior management of the Company and the independent auditors information as reported in the Company's financial statements and supplemental disclosures to the SEC. Such information should include: (a) the Company's balance sheet, income statement, and statement of cash flows for each interim period, including a discussion with the independent accountants of the matters to be discussed by Statement of Auditing Standards No. 61, as amended (SAS No. 61), and (b) upon completion of their audit, the annual financial statements , including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61.

     (9) Discuss company performance and practices with independent auditors, outside the presence of management, at least annually.

     (10) Review with independent auditors the cooperation they received during their audit examination, including their access to all requested records, data and information. Elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

     (11) Consult with the independent auditors and discuss with senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

     (12) Investigate, review and report to the Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing.

     (13) Periodically review and assess the Company's internal audit function, including but not limited to personnel involved, practices and procedures, reporting structure and any material issues or concerns identified by internal audit processes. At least annually, outside the presence of management, discuss with the Company's highest-ranking internal auditor the responsiveness of management and the independent auditors to any material issues or concerns identified by internal audits.

     (14) Annually review with management and the Company's legal and/or tax advisors, as appropriate, the Company's system and processes for monitoring compliance with laws and regulations.

     (15) Ensure that a code of conduct is formalized in writing, and that a process exists to notify all employees about such code.

     (16) Periodically obtain updates from management, general counsel and internal audit regarding compliance with the Company's code of conduct.

     (17) Report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

                                  DETACH HERE

                                      PROXY

                           TRITON PCS HOLDINGS, INC.
                               1100 Cassatt Road
                                Berwyn, PA 19312

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Triton PCS Holdings, Inc., a Delaware corporation (the "Company"), hereby appoints David D. Clark, Scott I. Anderson and Arnold L. Chavkin, or any of them, with full power of substitution in each of them, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 9, 2001, at 2:00 p.m., local time, and any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for Class II Director and Independent Auditors, respectively, and "FOR" the amendment of the 1999 Stock and Incentive Plan, as described in the Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

SEE REVERSE                                                         SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

                                  DETACH HERE

| X| Please mark
     votes as in
     this example

1.  ELECTION OF TWO CLASS II DIRECTORS
    Nominees:
    (01) John D. Beletic               (02) William W. Hague

         FOR                                         WITHHELD
         ALL                                         FROM ALL
         NOMINEES |   |                     | |      NOMINEES

|    |
        --------------------------------------
        For all nominees except as noted above



                                                   FOR      AGAINST    ABSTAIN

2. RATIFICATION OF INDEPENDENT                   |   |       |   |      |   |
   AUDITORS
   Nominee:
   PricewaterhouseCoopers LLP

3. AMENDMENT OF TRITON'S 1999 STOCK              |   |       |   |      |   |
   AND INCENTIVE PLAN

Any other matters which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy Holder.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING                     |  |

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                   |  |

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title under signature.

Signature:         Date:             Signature:         Date:

                            TRITON PCS HOLDINGS, INC.

                          1999 STOCK AND INCENTIVE PLAN
            (adopted May 26, 1999, to be effective as of May 1, 1999)

1. PURPOSE

     The purpose of this Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (as may be amended from time to time, the "Plan") is to provide a means through which Triton PCS Holdings, Inc., a Delaware corporation ("Triton"), and its subsidiaries (collectively, the "Company") may attract able individuals to enter the employ of the Company or become Independent Directors (as hereinafter defined) of Triton and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or as Independent Directors. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the maximum incentive can be provided, the Plan provides for granting Incentive Stock Options, Non-Qualified Options and Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual.

     This Plan is also intended to serve as an amendment and restatement of the Independent Director Stock Award Plan (the "Directors' Plan") previously adopted by Triton effective as of February 4, 1998. Any award issued under the Directors' Plan shall continue in force and effect under the terms of this Plan and the terms of any letter agreement previously issued under the Directors' Plan to any participant in that plan. Additionally, this Plan governs the shares and letter agreements previously issued and to be issued from the trust established pursuant to the Amended and Restated Common Stock Trust Agreement for Management Employees and Independent Directors dated as of June 26, 1998 (the "Trust").

2. DEFINITIONS

     The following definitions shall be applicable throughout the Plan:

     (a) "Award" means, individually or collectively, any Option or Restricted Stock Award.

     (b) "Board" means the Board of Directors of Triton.

     (c) "Change of Control" means any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any Person (as defined in Triton's Stockholders' Agreement) that was not an owner of shares of capital stock of Triton on the date of execution of the Stockholders' Agreement shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of Triton except in connection with any initial public offering of Triton's equity securities, (B) any sale of all or substantially all of the assets of Triton, or
(C) a proxy contest for the election of directors of Triton results in the individuals constituting the Board immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board upon the conclusion of such proxy contest.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules or regulations promulgated under such section.

     (e) "Committee" means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to constitute the Committee.

     (f) "Common Shares" means the issued and outstanding shares of Common
Stock.

     (g) "Common Stock" means the Common Stock, par value $0.01 per share, of Triton.

     (h) "Company" has the meaning set forth in Section 1.

     (i) "Employee" means any individual in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company.

     (j) "Fair Market Value" means the market price of the Common Shares, determined by the Committee as follows:

          (i) If the Common Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the closing bid price quoted by the NASDAQ system for such date;

          (ii) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

          (iii) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on prices reported in the Eastern Edition of the Wall Street Journal. Such determination shall be conclusive and binding on all Persons.

     (k) "Grant Document" means any Option Agreement or Restricted Stock Agreement.

     (l) "Holder" means an Employee or Independent Director who has been granted an Option or a Restricted Stock Award.

     (m) "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

     (n) "Independent Director" means an individual elected to the Board by the stockholders of Triton in accordance with Section 3.1(a)(ii) of Triton's Stockholders' Agreement.

     (o) "Immediate Family" means, with respect to a Holder, the Holder's spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

     (p) "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

     (q) "Non-Qualified Option" means an Option that is not an Incentive Stock Option.

     (r) "Option" means an Award under Section 7 and includes both Non-Qualified Options and Incentive Stock Options to purchase Common Stock.

     (s) "Option Agreement" means a written agreement between Triton and a Holder with respect to an Option.

     (t) "Plan" has the meaning set forth in Section 1.

     (u) "Restricted Stock Agreement" means a written agreement between Triton and a Holder with respect to a Restricted Stock Award.

     (v) "Restricted Stock Award" means an Award granted under Section 8.

     (w) "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

     (x) "Triton" has the meaning set froth in Section 1.

     (y) "Triton's Stockholders' Agreement" means the Stockholders' Agreement dated as of February 4, 1998 between Triton and the stockholders of Triton named therein, as the same may be amended, modified or supplemented from time to time.

3. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective as of May 1, 1999, following adoption by the Board, provided the Plan is approved by the stockholders of Triton within twelve months thereafter. Notwithstanding any provision in the Plan or in any Grant Document under the Plan, no Option shall be exercisable and no Award shall vest prior to such stockholder approval. No further Awards may be granted under the Plan after ten years after the date the Plan becomes effective. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until the last to occur of the following: all Option Awards granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards have been eliminated or the Restricted Stock Awards have been forfeited.

4. ADMINISTRATION

     (a) Composition of Committee. The Plan shall be administered by the Committee. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.

     (b) Powers. Except as may be otherwise provided in the resolution creating such Committee, and subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees or Independent Directors shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or Non-Qualified Option shall be granted and the number of shares to be subject to each Option and Restricted Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees or Independent Directors, their present and potential contribution to the Company's success, and such other factors as the Committee shall deem relevant. Notwithstanding the foregoing, any member of the Committee that is an Independent Director shall abstain from making any determinations set forth above with respect to Awards to such Independent Director.

     (c) Additional Powers. Except as may be otherwise provided in the resolution creating such Committee, the Committee shall have such additional powers as are delegated to it by the other provisions of the Plan or as may from time to time be delegated to such Committee by the Board, including the power to construe the Plan and the respective Grant Documents thereunder, to prescribe rules and regulations relating to the Plan and to determine the terms, restrictions, and provisions of the Grant Document for each Award, including such terms, restrictions, and provisions. The Committee shall designate Options to qualify as Incentive Stock Options, ensure that the grants of Awards are exempt under Rule 16b-3 if applicable, and make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Grant Document relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The Committee may delegate to officers of the Company the responsibility of performing ministerial acts in furtherance of the Plan's purposes. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

5. GRANT OF OPTIONS AND RESTRICTED STOCK AWARDS SUBJECT TO THE PLAN

     The Committee may from time to time grant Awards to one or more Employees or Independent Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Subject to adjustment as provided in Section 9, the aggregate number of Common Shares that may be issued under the Plan shall not exceed 3,454,494, consisting of 1,518,690 shares of Common Stock issued and to be issued from the Trust and 1,935,804 additional shares of Common Stock. Subject to adjustment as provided in Section 9, the aggregate number of Common Shares that may be issued under the Plan to any individual Employee shall be 100,000. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or is settled in a manner such that all or some of the Common Shares covered by the Award are not issued, any Common Shares subject to such Award shall again be available for the grant of an Award.

6. ELIGIBILITY

     Awards may be granted only to individuals who, at the time of grant, are Employees or Independent Directors; provided, however, that Awards of Incentive Stock Options may be granted only to individuals who, at the time of such grant, are Employees. Awards may not be granted to any individual who immediately after such grant would become an owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of capital stock of Triton. An Award may be granted on more than one occasion to the same individual, and such Award may include an Incentive Stock Option, Non-Qualified Option, Restricted Stock Award, or any combination thereof.

7. STOCK OPTIONS

     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant but shall not exceed ten years.

     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify as an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of Common Shares (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. Such Option Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions covering any applicable employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Option Agreement), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     (d) Option Price and Payment. The price at which a Common Share may be purchased upon exercise of an Option shall be determined by the Committee. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to Triton. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

     (e) Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder only with respect to such Common Shares that have been purchased under the Option, for which certificates for Common Shares that have been registered in the Holder's name, and as to which the Option Agreement for the respective Option requires no further restrictions.

     (f) Special Limitations on Incentive Stock Options. With respect to Incentive Stock Options, (i) an Option may be granted only to an individual who is an Employee at the time the Option is granted, (ii) the exercise price of any such Option may not be less than the Fair Market Value of a Common Share at the date such Option is granted, (iii) the value of Common Shares for which such Options are exercisable for the first time in any one calendar year cannot exceed $100,000 based on the Fair Market Value of the Common Shares at the date of grant according to section 422(d)(1) of the Code (or such other individual limit as may be in effect under the Code on the date of grant), and (iv) no such Option shall be transferable or assignable otherwise than by will or the laws of descent and distribution.

     (g) Reload Options. The Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, provide in an Option Agreement respecting an Option that, if the Holder pays the costs associated with exercising such Option in Common Shares, upon the date of such payment a new Option shall be granted under this Plan or under another available plan. The number of Common Shares subject to such new Option shall be equal to the number of Common Shares tendered in payment. The new option shall not be exercisable after the original term of the exercised Option.

8. RESTRICTED STOCK AWARDS

     (a) Restriction Period. In general, the period of time during which a Restricted Stock Award is subject to restrictions (the "Restriction Period") will be five years from the date of grant, and, in any such event, the Restricted Stock Award will vest during the Restriction Period according to the following schedule: 20% on the first anniversary of the grant, 20% on the second anniversary of the grant, 20% on the third anniversary of the grant, 20% on the fourth anniversary of the grant, and 20% on the fifth anniversary of the grant. Notwithstanding the foregoing, the Committee may establish another Restriction Period or other method of vesting applicable to any such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Once established, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8(c) or Section 9.

     (b) Forfeiture Restrictions to be Established by the Committee. Common Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to Triton under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and, without limiting the generality of the foregoing, the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee; (ii) the Holder's continued employment with the Company or continued service as an Independent Director for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, or department thereof by or in which the Holder is employed during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

     (a) Other Terms and Conditions. Common Shares awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Shares subject thereto, and to enjoy all other stockholder rights, except that
(i) the Holder shall not be entitled to delivery of the stock certificate(s) until the Restriction Period shall have expired, (ii) Triton shall retain custody of the stock certificate(s) during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Independent Director (by retirement, disability, death, or otherwise) or a Holder prior to expiration of the Restriction Period. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (x) covering any applicable employee wage withholding requirement, (y) prohibiting an election by the Holder under section 83(b) of the Code and (z) requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Agreement), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     (b) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law or the Committee.

     (c) Agreements. At the time any Award is made under this Section 8, Triton and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

9. ANTI-DILUTION; CHANGE OF CONTROL

     (a) Anti-Dilution. Subject to any required action by Triton's stockholders, upon the occurrence of any event that affects the Common Shares in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of shares of stock (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the Plan. Further, the Committee, in its sole discretion, may make appropriate equitable adjustments, including, without limitation, those described in the immediately preceding sentence, in any other circumstances under which the Committee deems such adjustments to be desirable. Any adjustment made to an Incentive Stock Option hereunder, with respect to either (i) the number or price of Common Shares subject to Incentive Stock Options or (ii) the aggregate number of Common Shares that may be issued pursuant to Incentive Stock Options shall be made in a manner that will permit such Option to continue to constitute an Incentive Stock Option within the meaning of section 422 of the Code.

     (b) Change of Control. In the event of a Change of Control, the Committee, in its discretion, may determine that any, all or none of the outstanding Awards shall immediately vest or become exercisable or satisfiable, as applicable. The Committee, in its discretion, may also determine that upon the occurrence of a Change of Control, any, all or none of the Awards outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and upon any such termination such Holder shall receive, with respect to each Common Share subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such Common Share immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one Common Share over (ii) the exercise price per share, if applicable, of Common Stock set forth in such Award. The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act, if applicable. If the consideration offered to stockholders of Triton in any transaction described in this Section consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this Section shall not terminate any rights of the Holder to further payments pursuant to any other agreement with Triton following a Change of Control.

10. AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend the Plan at any time and the Committee may amend any Award (and its related Grant Document) at any time, except as otherwise specifically provided in such Grant Document; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder of any Award under the Plan without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan (a) to increase the maximum aggregate number of Common Shares that may be issued under the Plan or (b) to change the class of individuals eligible to receive Awards under the Plan. Subject to Section 3, the Board, in its discretion, may terminate the Plan at any time.

11. EFFECT OF THE PLAN

     (a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Employee or Independent Director any right to an Award except as may be evidenced by a written instrument from Triton reflecting a grant by Triton of an Award and setting forth the terms and conditions thereof. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or interfere in any way with the right of the Company to terminate his or her employment at any time (subject to the terms of any written employment agreement with Employee) or (ii) confer upon any Independent Director any right with respect to continuation of membership on the Board.

     (c) Other Laws; Withholding. Triton shall not be obligated to issue any Common Shares until there has been compliance with such laws and regulations as Triton may deem applicable. Fractional shares of Common Stock may be awarded. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) Severability. Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

     (e) No Restriction on Corporate Action. Except as expressly set forth in
Section 10, nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Independent Director, beneficiary, or other Person shall have any claim against the Company as a result of any such action.

     (f) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section 7(f)) shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, (ii) with respect to Awards of Non-Qualified Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Holder to a member of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and the Holder's Immediate Family, or to a partnership or limited liability company whose only partners or stockholders are the Holder and members of the Holder's Immediate Family, or (iii) with the consent of the Committee.

     (g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

                                  [END OF PLAN]

                              AMENDMENT NUMBER ONE
                                     TO THE
                            TRITON PCS HOLDINGS, INC.
                          1999 STOCK AND INCENTIVE PLAN

     Pursuant to the power of the Board of Directors of Triton PCS Holdings, Inc. (the "Company") to amend the 1999 Stock and Incentive Plan (the "Plan"), the Plan hereby is amended as follows:

                                       1.

     Section 5 of the Plan is amended to increase the maximum aggregate number of shares of the Company which may be issued under the Plan by replacing "3,454,494" with "4,954,494," where the former appears in the section, and by replacing "1,935,804 additional shares of Common Stock" with "3,435,804 additional shares of Common Stock," where the former appears in the section.

                                       2.

     Section 5 of the Plan is further amended to increase the maximum aggregate number of shares of Company Stock that may be issued under the Plan to any individual employee by replacing "100,000" with "1,000,000," where the former appears in the section.

                                       3.

     The effective date of this Amendment Number One is the date the Amendment was adopted by the Board of Directors of the Company at a duly convened telephonic meeting of the Board of Directors on the 16th day of March, 2001; subject, however, to the approval of the Amendment by the shareholders of the Company within twelve months before or after such date.

     IN WITNESS WHEREOF, the duly authorized representative of the Board of Directors of Triton PCS Holdings, Inc. has executed this Amendment Number One effective as set forth above.

                            Triton PCS Holdings, Inc.

                            By:    /s/ Laura Porter
                                   ------------------------------------

                            Title: Vice President of Human Resources
                                   ------------------------------------